Exhibit 99.1

February 19, 2023

Sorrento Therapeutics, Inc.
$75,000,000
Debtor-in-Possession Term Loan Facility
Summary of Terms and Conditions

This term sheet (together with the exhibits and schedules hereto, the “Term Sheet”) sets forth a summary of the terms and conditions with respect to the DIP Facility (as defined below) from and after, and subject to, the entry of the Interim Order (as defined below). This Term Sheet shall be a binding agreement from and after, and subject to, the entry of the Interim Order with respect to the DIP Loans (as defined below) but does not purport to summarize all of the terms, conditions, representations and other provisions with respect to the DIP Facility, which will be set forth in the DIP Documents (as defined below). The obligation of the DIP Lender (as defined below) to provide financing pursuant to this Term Sheet is conditioned upon the execution and delivery of signature pages to this Term Sheet by each of the parties hereto and shall be subject to the conditions precedent and other terms and conditions set forth herein. In the event of any conflict between this Term Sheet and the terms of the Interim Order or the Final Order (as defined below), the terms of the Interim Order or the Final Order (as applicable) shall govern.

The statements contained in this Term Sheet and all discussions between and among the parties in connection herewith constitute privileged communications that shall not be disclosed or introduced pursuant to Federal Rule of Evidence 408 and/or other applicable law, unless otherwise required by judicial order or applicable law. All assumptions, principles and numbers are based upon and subject to continuing due diligence and are subject to change as the parties’ positions develop further.

1.	Borrowers:	• Sorrento Therapeutics, Inc. and Scintilla Pharmaceuticals, Inc. (each a “Borrower” and collectively, the “Borrowers”), as debtors and debtors-in-possession in Case No. 23-90085 (DRJ) (Jointly Administered) (the “Chapter 11 Cases” (the Borrowers shall be referred to herein under the Chapter 11 Cases, each as a “Debtor” and collectively, the “Debtors”) under chapter 11 of title 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) commenced in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) on February 13, 2022 (the “Petition Date”).
2.	Guarantors:

•      Each of Sorrento Therapeutics, Inc.’s existing and future, direct and indirect domestic or foreign subsidiaries that become debtors and debtors-in-possession in the Chapter 11 Cases (collectively, the “Guarantors” and together with the Borrowers, each a “Loan Party” and collectively, the “Loan Parties”). As of the date of the Interim Order, the only two Loan Parties shall be the Borrowers.

•      The DIP Obligations (as defined below) of the Borrowers shall be unconditionally guaranteed, on a joint and several basis, by the Guarantors.

3.	DIP Lender:	• JMB Capital Partners Lending, LLC and/or its designees or its assignees

4.	Type and Amount of the DIP Facility:

•      A non-amortizing super-priority senior secured term loan facility in an aggregate principal amount not to exceed $75,000,000 consisting of up to $75,000,000 in term loan commitments (the “DIP Facility”; the definitive documentation evidencing the DIP Facility, the “DIP Documents”; the DIP Lender’s commitments under the DIP Facility, the “DIP Commitments”; and the loans under the DIP Facility, the “DIP Loans”).

•      The borrowing of DIP Loans shall permanently decrease the DIP Commitments, and DIP Loans repaid may not be reborrowed.

•      Loan proceeds to be funded into newly established funding accounts, including a carve-out account each to be initially maintained at Bank of America and subject to a control agreement in favor of the DIP Lender to be entered into within 10 Business Days of the entry of the Interim Order, subject to a 30 day cure period if the Loan Parties are using commercially reasonable efforts to obtain a satisfactory control agreement.

5.	Initial Availability:	• Upon the Bankruptcy Court’s entry of the Interim Order (as defined below), and satisfaction of all applicable conditions precedent described herein, the Borrowers shall be entitled to make a single draw of the DIP Loans in the amount of $30,000,000 immediately upon entry of the Interim Order (the “Initial Draw”) (the date of such Initial Draw shall be referred to herein as the “Closing Date”). The closing of definitive DIP Documents (as hereafter defined) shall occur as soon after the Initial Draw as possible.
6.	Full Availability:	• Upon the Bankruptcy Court’s entry of the Final Order (as defined below), and satisfaction of all applicable conditions precedent described herein, the full remaining amount of the DIP Facility shall be available to the Debtors, subject to compliance with the terms, conditions and covenants described in the DIP Documents, in additional draws (each an “Other Draw” and collectively, the “Other Draws,”, and together with the Initial Draw, and each Other Draw, each a “Draw” and collectively, the “Draws”)), each in an amount not less than $5,000,000 upon five (5) business days’ written notice, up to the aggregate amount of the undrawn DIP Commitments at any time prior to five (5) days before the DIP Termination Date (as defined below). .

7.	Maturity and Termination

•     All DIP Obligations (as defined below) shall be due and payable in full in cash (or such other form of consideration as the DIP Lender and the Borrowers may mutually agree) on the earliest of:

i.      July 31, 2023;

ii.     the effective date of any chapter 11 plan of reorganization with respect to the Borrowers or any other Debtor (a “Plan”);

iii.    the consummation of any sale or other disposition of all or substantially all of the assets of the Debtors pursuant to section 363 of the Bankruptcy Code;

iv.    the date of the acceleration of the DIP Loans and the termination of the DIP Commitments in accordance with the DIP Documents;

v.     dismissal of the Chapter 11 Cases or conversion of the Chapter 11 Cases into cases under chapter 7 of the Bankruptcy Code; and

vi.   45 days after the date on which a motion to approve the DIP Facility is filed (or such later date as agreed to by the DIP Lender), unless the Final Order (as defined below) has been entered by the Bankruptcy Court on or prior to such date (such earliest date, the “DIP Termination Date”).

•       The occurrence of the DIP Termination Date shall terminate the ability of the Borrowers to borrow the Other Draws and shall terminate any further obligation the DIP Lender has to make any DIP Loans under the DIP Documents.

8.	Interest Rate:

•      The DIP Loans shall bear interest at a per annum rate equal to 14% payable in cash on the first day of each month in arrears (the “Non-Default Interest”).

•      Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default (as defined below), the DIP Loans shall bear interest at an additional per annum rate of 3%, in each case payable in cash, plus the Non-Default Interest, on the first day of each month.

9.	Commitment, Exit & Funding Fee:

•       The Borrowers shall pay to the DIP Lender a commitment fee equal to 2.5% of the total amount of the DIP Commitments (the “Commitment Fee”). The Commitment Fee shall be fully earned, non-refundable upon entry of the Interim Order, and shall be payable out of the proceeds of the Initial Draw.

•      The Borrowers shall pay to the DIP Lender a funding fee equal to 2.5% of the amount of each Draw, which shall be fully earned, non-refundable, and payable at the time of such Draw (the “Funding Fee”).

•      Upon repayment or satisfaction of the DIP Loans in whole or in part the Borrowers shall pay to the DIP Lender an exit fee equal to the sum of (i) 7% of the amount of Initial Draw, which shall be fully earned and non-refundable upon the Bankruptcy Court’s entry of the Interim Order, and (ii) 7% of the amount of the DIP Commitments less the amount of the Initial Draw, which shall be fully earned and nonrefundable upon the Bankruptcy Court’s entry of the Final Order (the “Exit Fee”). The Exit Fee shall be due and payable upon the DIP Termination Date regardless of the amount of Other Draws made under the DIP Facility, provided, however, if the DIP Termination Date has occurred solely as a result of the occurrence and continuation of an Event of Default under the DIP Documents, then the Exit Fee shall not be payable until the DIP Obligations have been accelerated by the DIP Lender.

•       The Commitment Fee, the Exit Fee, and the Funding Fee shall be approved by the Bankruptcy Court as part of the Interim Order and the Final Order, respectively. If such premiums are not approved by the Bankruptcy Court, this Term Sheet shall automatically terminate and be of no further force and effect.

10.	Use of Proceeds:

•      The proceeds of the DIP Facility shall be used only for the following purposes and, excluding payments pursuant to clauses (ii), (iii), and (iv) below, subject to the Budget and 20% permitted variances as set forth below:

i.      working capital and other general corporate purposes of the Borrowers and the Guarantors and certain subsidiaries;

ii.     professional fees and expenses of administering the Chapter 11 Cases, to the extent the Bankruptcy Court authorizes payment (including fees incurred prior to the Closing Date);

iii.    fees and expenses payable under the DIP Facility, including, without limitation, the Commitment Fee, the Funding Fee the Exit Fee and legal expenses of the DIP Lender; and

iv.    interest and other amounts payable under the DIP Facility.

•      Notwithstanding any other provision of this Term Sheet, from and after the Closing Date, no DIP Loans or DIP Collateral (as defined below), or any portion of the Carve-Out may be used directly or indirectly by any Debtor, any Guarantor, any official committee appointed in the Chapter 11 Cases, or any trustee appointed in the Chapter 11 Cases or any successor cases, including any chapter 7 cases, or any other person, party or entity:

i.      in connection with the investigation, initiation or prosecution of any claims, causes of action, adversary proceedings or other litigation

a.     against the DIP Lender, or its respective predecessors-in-interest, agents, affiliates, representatives, attorneys, or advisors, or any action purporting to do the foregoing in respect of the DIP Obligations, DIP Liens (as defined below), DIP Claims (as defined below), or

b.     challenging the amount, validity, perfection, priority or enforceability of or asserting any defense, counterclaim or offset to, the DIP Obligations and/or the liens, claims, rights, or security interests granted under the Orders, the DIP Documents, including, in each case, without limitation, for lender liability or pursuant to section 105, 510, 544, 547, 548, 549, 550, or 552 of the Bankruptcy Code, applicable non-bankruptcy law or otherwise;

ii.     to prevent, hinder, or otherwise delay the DIP Lender’s enforcement or realization on the DIP Obligations, DIP Collateral, and the liens, claims and rights granted to such parties under the Interim Order or the Final Order, as applicable, each in accordance with the DIP Documents and the Interim Order or the Final Order, as applicable; provided, however, this shall not apply to objections to the Final Order;

iii.    to seek to modify any of the rights and remedies granted to the DIP Lender under the Orders (other than with the consents contemplated thereunder), or the DIP Documents, as applicable; or

iv.    to apply to the Bankruptcy Court for authority to approve superpriority claims or grant liens (other than the liens permitted pursuant to the DIP Documents) or security interests in the DIP Collateral or any portion thereof that are senior to, or on parity with, the DIP Liens, DIP Claims, unless permitted under the DIP Documents or unless all DIP Obligations, and claims granted to the DIP Lender under the Interim Order or the Final Order, as applicable, have been refinanced or paid in full in cash or otherwise agreed to in writing by the DIP Lender.

v.     Reserved.

11.	Voluntary Prepayments:	• Voluntary prepayments of the DIP Loans shall be permitted at any time, subject to (i) payment of the Exit Fee due thereon, which shall be due and payable on the date of such voluntary prepayment; and (ii) in minimum amounts of at least $5,000,000 of principal.

12.	Security:

•      As security for the DIP Obligations, subject to the Carve Out, each Loan Party shall grant to the DIP Lender a security interest in and continuing lien on all of such Loan Party’s right, title and interest in, to and under all the Loan Parties’ assets, including, but not limited to the following, in each case, whether now owned or existing or hereafter acquired, created or arising and wherever located: all assets and property of such Loan Party and its estate, real or personal, tangible or intangible, now owned or hereafter acquired, whether arising before or after the Petition Date, including, without limitation, all contracts, contract rights, licenses, general intangibles, instruments, equipment, accounts, documents, goods, inventory, fixtures, documents, cash, cash equivalents, chattel paper, letters of credit and letter of credit rights, investment property, commercial tort claims, arbitration awards, money, insurance, receivables, receivables records, deposit accounts, collateral support, supporting obligations and instruments, fixtures, all interests in leaseholds and real properties, all patents, copyrights, trademarks, all trade names and other intellectual property (whether such intellectual property is registered in the United States or in any foreign jurisdiction), including, without limitation, all including, without limitation the property listed in Schedule A together with all books and records relating to the foregoing, all proceeds, products, accessions, rents and profits of or in respect of any of the foregoing (as such terms are defined in the Uniform Commercial Code as in effect from time to time in the State of New York) and subject to the entry of a Final Order proceeds of any actions under sections 544, 545, 547, 548 and 550 of the Bankruptcy Code, other than, in each case “Excluded Assets” as defined on Schedule A (collectively, the “DIP Collateral”).

•       Negative pledge on all assets of the Loan Parties subject to permitted liens to be agreed upon.

•      In addition to appropriate orders of the Bankruptcy Court granting and perfecting such liens, the Loan Parties shall take all other commercially reasonable steps (including the execution and filing of UCC financing statements) requested by DIP Lender with respect to such security interests and liens.

13.	Priority and Security:

•      Subject to the Carve-Out, all obligations of the Loan Parties under the DIP Documents, including, without limitation, all principal, accrued interest, costs, fees and premiums provided for therein, and all obligations of the Loan Parties under the DIP Facility (the “DIP Obligations”) shall be entitled to super priority claim status pursuant to section 364(c)(1) of the Bankruptcy Code, with priority over any and all administrative expense claims and unsecured claims, of any kind or nature whatsoever, now existing or hereafter arising under the Bankruptcy Code (the “DIP Claims”).

•      Subject to the Carve-Out and any equipment liens which were validly perfected as of the Petition Date, all DIP Obligations in respect of the DIP Facility shall be:

i.       pursuant to Section 364(c)(1) of the Bankruptcy Code, be entitled to superpriority claim status in the Chapter 11 Cases (which claims shall be payable from and have recourse to all DIP Collateral); and

ii.      secured, pursuant to Section 364(c)(2) of the Bankruptcy Code, by a valid, enforceable, fully perfected and automatic first-priority lien on the DIP Collateral.

•      The liens securing the DIP Facility (the “DIP Liens”) shall mean the liens described above and in the priority set forth in the Interim Order and Final Order. The DIP Liens described herein shall, to the fullest extent permitted by applicable law, be effected and perfected upon entry of the Interim Order and without the necessity of the execution of mortgages, landlord agreements, security agreements, pledge agreements, control agreements, financing statements or other agreements.

•         DIP Collateral shall also include litigation claim, judgements and any arbitration awards as more fully described on Schedule B and any such awards hereafter granted or arising at any time before the DIP Obligations are indefeasibly paid in full and the DIP Commitments are terminated.

14.	Remedies

•         All remedies customarily available including (in the Chapter 11 Cases) without limitation those remedies customarily available to senior secured, administrative expense claim of a debtor-in-possession lender, including, without limitation:

i.          declare that the DIP Commitments are terminated, whereupon the DIP Commitments shall be terminated;

ii.        declare the unpaid amount of the DIP Obligations to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Loan Parties; or

iii.         take any other action or exercise any other right or remedy (including, without limitation, with respect to the liens in favor of the DIP Lender permitted under the DIP Documents, or by applicable law.

Any exercise of remedies by the DIP Lender shall be subject in all respects to the terms of the DIP Order.

15.	Conditions Precedent to Initial Draw

•      entry of the Interim Order on or before February 24, 2023, which order shall not be stayed or subject to appeal;

•      delivery of the Initial Budget acceptable to the DIP Lender in its reasonable discretion;

•      all out-of-pocket costs, fees and expenses required to be paid to the DIP Lender pursuant to this Term Sheet, the DIP Documents or the Interim Order shall have been paid;

•      the representations and warranties of the Loan Parties under the DIP Documents shall be true and correct in all material respects (or in the case of representations and warranties with a “materiality” qualifier, true and correct in all respects);

•      no Material Adverse Effect (as defined below) shall have occurred and be continuing; and

•      the Borrowers shall have delivered to the DIP Lender a customary borrowing notice.

16.	Conditions Precedent to Full Availability of DIP Loans

•      The DIP Documents shall contain conditions precedent as are usual and customary in loan documents for similar debtor-in possession financings and other conditions precedent deemed by the DIP Lender appropriate to the specific transaction, including, without limitation:

i.       execution and delivery of a credit agreement (the “DIP Credit Agreement”) and other DIP Documents evidencing the DIP Facility, in each case, which shall be in form and substance substantially consistent with this Term Sheet and otherwise in form and substance acceptable to the DIP Lender and the Borrowers and the Guarantors;

ii.      Interim Order shall not be stayed or subject to appeal;

iii.     delivery of any Budget subsequent to the Initial Budget, acceptable to the DIP Lender in its reasonable discretion;

vii.   no trustee, examiner, or receiver shall have been appointed or designated with respect to the Loan Parties’ business, properties or assets and no motion shall be pending seeking similar relief or any other relief, which, if granted, would result in a person other than the Loan Parties exercising control over their assets;

viii.  the representations and warranties of the Loan Parties under the DIP Documents shall be true and correct in all material respects (or in the case of representations and warranties with a “materiality” qualifier, true and correct in all respects);

x.     the Borrowers shall have delivered to the DIP Lender a customary borrowing notice;

xi.    not later than 45 days following the date on which a motion to approve the DIP Facility is filed, the Final Order as to the DIP Facility shall have been entered by the Bankruptcy Court, which Final Order shall be in the form of the Interim Order with such changes as are customary for a final order or otherwise are acceptable to the DIP Lender;

xii.    the Final Order shall be in full force and effect, and shall not (in whole or in part) have been reversed, modified, amended, stayed, vacated, appealed, or subject to a stay pending appeal;

xiii.  the Debtors shall be in compliance in all respects with the Final Order and the Loan Parties shall be in compliance in all respects with the DIP Documents;

xiv.  no default or event of default shall have occurred and be continuing under the DIP Documents;

xv.   accuracy of representations and warranties in the DIP Documents in all material respects (or in the case of representations and warranties with a “materiality” qualifier, true and correct in all respects);

xvi.  no order has been entered reversing, amending, staying, vacating, terminating or otherwise modifying in any manner adverse to the DIP Lender the Interim Order or the Final Order, as applicable;

xvii.  delivery of a notice of borrowing;

xviii. since the Petition Date, there shall not have occurred or there shall not exist any event, condition, circumstance or contingency that, individually, or in the aggregate, (a) has had or could reasonably be expected to have a material adverse effect on the business, operations, properties, assets, performance or financial condition of the Loan Parties and their subsidiaries, taken as a whole, (b) has resulted in, or could reasonably be expected to result in, a material adverse effect on the validity or enforceability of, or the rights, remedies or benefits available to the DIP Lender, or (c) has had or could reasonably be expected to have, a material adverse effect on the ability of the Loan Parties to perform their obligations under any DIP Document (and of the foregoing being a “Material Adverse Effect”);

xix.  DIP Lender shall have received such fixture filings, financing statements, security documents other documentation necessary for the DIP Lender to perfect its lien and security interest in the DIP Collateral and all insurance policies maintained by Loan Parties shall name DIP Lender as additional insured and lender/mortgagee loss payee, as applicable; and

iv. all costs, fees, expenses (including, without limitation, legal fees and expenses) set forth in the DIP Documents or otherwise to be paid to the DIP Lender shall have been paid.

17.	Documentation	• Definitive financing documentation (including the Orders) with respect to the DIP Loans shall be reasonably satisfactory to DIP Lender and (the “DIP Documents”).
18.	Representations and Warranties:	• The DIP Documents shall contain representations and warranties with respect to the Loan Parties as are usual and customary in loan documents for similar debtor-in-possession financings and as acceptable to the DIP Lender and Borrowers, including without limitation, due organization and authorization, enforceability, financial condition, no material adverse changes, title to properties, liens, litigation, payment of taxes, compliance with laws and regulations, employee benefit liabilities, environmental liabilities, perfection and priority of liens securing the DIP Facility and a representation that the Securities are owned exclusively by the Loan Parties and no other person (including an affiliate or subsidiary who is not a Loan Party) has any interest, lien or security interest in the Securities other than customary involuntary permitted liens to be agreed upon by the Loan Parties and the DIP Lender.
19.	Affirmative Covenants:	• The DIP Documents shall contain affirmative covenants as are usual and customary with respect to the Loan Parties in loan documents for similar debtor-in-possession financings and as are acceptable to the DIP Lender and the Borrowers, including, without limitation, the requirement that the Securities be held at the accounts in effect as of the Closing Date and shall not be transferred from such account(s) without prior notice and consent of the DIP Lender.

20.	Negative Covenants:	• The DIP Documents shall contain negative covenants with respect to the Loan Parties as are usual and customary in loan documents for debtor-in-possession financings and as are acceptable to the DIP Lender and the Borrowers; provided that the DIP Documents will permit: (i) so long as no Default or Event of Default has occurred and is continuing or would occur after giving effect to any proposed sale, the sale of DIP Collateral (not to exceed a fair market value of $20 million) after June 15, 2023 if the Debtors have filed a Plan that is acceptable to the DIP Lender (or otherwise provides for the payment in full in cash of the DIP Obligations in a manner satisfactory to the DIP Lender) in its sole discretion and the proceeds thereof are used solely to fund working capital of Borrowers in accordance with the Budget, (ii) the ability to reject or modify contracts, and (iii) post-petition employment arrangements subject to maximum thresholds agreed upon by the DIP Lender and the Borrowers.

21.	DIP Budget / Variance Reporting:

•       The DIP Lender shall receive an extended weekly budget commencing with the week during which the Interim Order is entered, containing line items of sufficient detail to reflect the consolidated operating cash flow of the Debtors through projected emergence (the “Initial Budget”) (the Initial Budget, as modified from time to time in accordance herewith, shall be the “Budget”).

•      The Budget shall be updated and provided to the DIP Lender on the fourth Wednesday following the prior Budget’s approval and every fourth Wednesday thereafter, or more frequently at the reasonable discretion of both the Borrowers and DIP Lender, with such updated Budget extending the term thereof and the DIP Lender, in its reasonable discretion, shall have the right to approve any such updates (or any amendments) by providing the Borrowers specific notice thereof within 5 business days after the delivery by the Borrowers of any such update or amendment (“Updated Budget”) and, (ii) to the extent the DIP Lender provides written notice rejecting the updates (or any amendments), the then existing Budget shall continue to constitute the applicable Budget until such time as an update or amendment is approved by the DIP Lender. In the event the DIP Lender does not provide written notice of its rejection of the proposed updates within such five day period, the Updated Budget shall become effective as the Budget.

•       On a weekly basis thereafter, the Borrowers shall deliver to the DIP Lender a variance report for the four-week period ending the prior Friday comparing the difference/variance, expressed as a percentage (each, a “Budget Variance”), between: (x) total receipts for such period to total receipts for such period as set forth in the Budget on a cumulative 4 week rolling basis; (y) total disbursements (excluding professional fees) for such period to total disbursements (excluding professional fees) for such period as set forth in the Budget on a cumulative 4 week rolling basis (each a “Measuring Period”) and explaining in reasonable detail all material variances, it being understood that any variance solely with respect to net operating disbursements that exceeds 20% shall be material and shall constitute an Event of Default under the DIP Documents (each such report, a “Variance Report,” which shall be in a form satisfactory to the DIP Lender).

•      For purposes of each Measuring Period, the Borrowers shall calculate: the numerical difference between “net operating disbursements” plus “net capital expenditures” (such terms reflecting those line items illustrated in the Budget) for such period to “net operating disbursements” plus “net capital expenditures” for such period as set forth in the Budget on a cumulative 4 week rolling basis, and to the extent the difference is a positive number, the percentage such difference is of the cumulative budgeted amount for disbursements for such period (the “Disbursements and Capital Expenditure Variance”). For purposes herein, a “Permitted Variance” shall be limited to not greater than 20% for budget variances with respect to the Disbursements and Capital Expenditure Variance, each as set forth in the applicable Variance Report.

22.	Interim Order:

•       The interim order approving the DIP Facility, which shall be in form and substance reasonably acceptable to the DIP Lender (the “Interim Order”), shall, among other things, authorize and approve:

i.       the Interim Draw;

ii.      the making of the DIP Loans;

iii.    the granting of the superpriority claims and liens against the Debtors and their assets in accordance with this Term Sheet and the DIP Documents with respect to the DIP Collateral;

iv.    the payment of all fees and expenses (including the fees and expenses of outside counsel and financial advisors) required to be paid to the DIP Lender as described herein under the heading “Indemnification and Reimbursement of Expenses” by the Debtors; and

v.     the payment of the Commitment Fee, the Exit Fee and the Funding Fee, which Commitment Fee, Exit Fee and Funding Fee payments shall not be subject to reduction, setoff or recoupment for any reason, and shall be fully earned upon entry of the Interim Order, in each case only to the extent such fee is earned (in accordance with the DIP Documents) upon entry of the Interim Order.

23.	Final Order:	• The final order approving the DIP Facility, which shall be substantially in the same form as the Interim Order (with such modifications as are necessary to convert the Interim Order into a final order) and otherwise in form and substance acceptable to the DIP Lender (the “Final Order” and together with the Interim Order, the “Orders”), shall, among other things, authorize and approve the DIP Facility on a final basis, and the total amount of the DIP Commitments.
24.	Carve outs:	• The liens and security interests in the DIP Collateral, and the superpriority administrative claims shall be subject to the Carve-Out, which shall be defined in the Interim Order.

25.	Events of Default:

•       The DIP Documents shall contain events of default (collectively, “Events of Default”) consistent with this Term Sheet and customary for debtor-in-possession financing facilities of this type, including, without limitation:

i.       Payment, non-compliance with covenants set forth in the DIP Documents, judgements in excess of specified amounts, impairment of security interest in the DIP Collateral and other customary defaults, including the loss of the chief restructuring officer (unless a replacement reasonably acceptable to the DIP Lender is appointed within 7 days) and a final non-appealable order vacating the arbitration award in the Nant Litigation as more fully described on Schedule B hereto;

ii.     the entry of the Final Order shall have not occurred within 45 days after the date on which a motion to approve the DIP Facility is filed;

iii.     the dismissal of any of the Chapter 11 Cases or the conversion of any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code;

iv.     non-compliance, subject to any applicable grace and/or cure periods, by any Loan Party or any of its subsidiaries with the terms of the Interim Order or the Final Order;

v.     the entry of an order staying, reversing, vacating or otherwise modifying the Interim Order or the Final Order, in each case without the prior written consent of the DIP Lender;

vi.    the entry of an order appointing a trustee, responsible officer, or an examiner having expanded powers (beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Bankruptcy Code section 1104 (other than a fee examiner) in the Chapter 11 Cases, or the Bankruptcy Court shall have entered an order providing for such appointment, in each case without the prior written consent of the DIP Lender in its sole discretion;

vii.   the entry of an order in any of the Chapter 11 Cases granting relief from any stay or proceeding (including, without limitation, the automatic stay) so as to allow a third party to proceed with foreclosure against any material assets of the Loan Parties to which the fair market value of which exceeds $30,000,000;

viii.  the entry of an order (a) surcharging any of the DIP Collateral under Sections 105, 506(c), or any other section of the Bankruptcy Code, (b) allowing any administrative expense claim having priority over or ranking in parity with the DIP Claims or the rights of the DIP Lender, or (c) resulting in the marshaling of any DIP Collateral.

ix.    any action by any Debtor to (a) challenge the rights and remedies of the DIP Lender under the DIP Facility in any of the Chapter 11 Cases or acting in a manner inconsistent with the DIP Documents or (b) avoid or require disgorgement by the DIP Lender of any amounts received in respect of the obligations under the DIP Facility;

x.      entry of an order without the express written consent of the DIP Lender obtaining additional financing from a party other than the DIP Lender under Section 364(d) of the Bankruptcy Code except if such financing contemplates payment in full of the DIP Facility;

xi.     the making of any material payments in respect of prepetition obligations other than (a) as permitted by the Interim Order or the Final Order, (b) as permitted by any “first day” or “second day” orders reasonably satisfactory to the DIP Lender, (c) as permitted by any other order of the Bankruptcy Court reasonably satisfactory to the DIP Lender, (d) as permitted under the DIP Documents, or (e) as otherwise agreed to by the DIP Lender;

xii.   entry of an order by the Bankruptcy Court terminating or modifying the exclusive right of any Debtor to file a chapter 11 plan pursuant to section 1121 of the Bankruptcy Code, without the prior written consent of the DIP Lender;

xiii.   the Debtors shall seek to, or support any other person’s motion to, (a) disallow in whole or in part the DIP Obligations, (b) challenge the validity and enforceability of the DIP Liens, (c) contest any material provision of any DIP Document; and

xiv. any Debtor shall fail to execute and deliver to the DIP Lender any agreement, financing statement, trademark filing, copyright filing, notices of lien or similar instruments or other documents that the DIP Lender may reasonably request from time to time to more fully evidence, confirm, validate, perfect, preserve and enforce the DIP Liens created in favor of the DIP Lender (provided that mortgages shall not be required), subject to the time periods set forth in this Term Sheet.
26.	Indemnification and Reimbursement of Expenses:

•       The DIP Documents shall contain customary indemnification provisions for the benefit of the DIP Lender, and its related parties, including, without limitation, indemnification against losses, claims, damages, liabilities or expenses incurred in respect of the financing contemplated by the DIP Documents or the use or the proposed use of proceeds thereof.

•          Subject to the DIP Documents, all out-of-pocket accrued and unpaid fees, costs, disbursements, and expenses of (i) the DIP Lender, including the fees and expenses of Lowenstein Sandler LLP, as counsel to the DIP Lender, and as necessary, other local counsel in their capacity as counsel to the DIP Lender, incurred in connection with the DIP Facility and the Chapter 11 Cases shall be paid on a current basis.

27.	Release:	• The Orders shall include a customary release of the DIP Lender, with respect to any and all claims and causes of action arising from or related to the DIP Facility.

28.	Waivers:	• The Orders shall include terms and conditions customary for final DIP financing orders and shall be acceptable to the DIP Lender, including, without limitation, waiver of the automatic stay, credit-bidding rights, “no marshaling” provisions, and waivers of the imposition of costs pursuant to Section 506(c) of the Bankruptcy code and the “equities of the case” exception in Section 552(b) of the Bankruptcy Code, in each case, to the extent applicable.
29.	Governing Law:	• New York (and to the extent applicable, the Bankruptcy Code).

IN WITNESS WHEREOF, the parties hereto have caused this Term Sheet to be executed as of the date first set forth above.

SORRENTO THERAPEUTICS, INC., as a Borrower

SCINTILLA PHARMACEUTICALS, INC., as a Borrower

By:	/s/ Henry Ji
Name: Henry Ji
Title: Chief Executive Officer

JMB CAPITAL PARTNERS LENDING, LLC

By:	/s/ Vikas Tandon
Name: Vikas Tandon
Title: Chief Investment Officer

[Signature Page to Term Sheet]

SCHEDULE A

a)	59,726,590 shares of common stock of Scilex Holding Company;
b)	29,057,097 Shares of Series A Preferred Equity of Scilex Holding Company;
c)	4,490,617 common stock warrants of Scilex Holding Company;
d)	32% equity interest in ImmuneOncia Joint Venture;
e)	20,422,124 shares of common stock in Celularity Inc.;
f)	7,777,864 shares of Series B Preferred Equity of Aardvark Therapuetics;
g)	10,000,000 shares of Series A Preferred Equity in Elsie Biotechnologies;
h)	All of the outstanding equity interests of Scintilla Pharmaceuticals, Inc. and any other wholly owned subsidiary of a Loan Party that becomes a debtor in possession under the Chapter 11 Cases;

(the foregoing in clauses (a) through (h) shall be referred to herein as the “Securities”); and

i)	All litigation and arbitration claims and awards and all publicly filed commercial tort claims to be granted to DIP Lender as collateral security as more fully described in Schedule B attached hereto together with all other commercial tort claims held by DIP Lender.

“Excluded Assets” “shall mean, with respect to any Loan Party, (a) Excluded Accounts and (b) the capital stock held by any Loan Party in (i) any foreign subsidiary that is not a direct subsidiary of a Loan Party and (ii) any direct subsidiary of any Loan Party that is a foreign subsidiary or a subsidiary of a foreign subsidiary, except for (A) sixty-five percent (65.0%) of the issued and outstanding capital stock in any such subsidiary entitled to vote (within the meaning of Treasury Regulations Section 1.956- 2(c)(2)) and (B) one hundred percent (100.0%) of the issued and outstanding capital stock in any such subsidiary not entitled to vote (within the meaning of Treasury Regulations Section 1.956-2(c)(2)).

“Excluded Accounts” shall mean: (a) deposit and/or securities accounts, the balance of which consists exclusively of (i) withheld income taxes and federal, state or local employment taxes, in such amounts as are required, in the reasonable judgment of the Borrowers, to be paid to the IRS or state or local government agencies within the following two (2) months, with respect to employees of any of the Loan Parties, or (ii) amounts required to be paid over to an employee benefit plan pursuant to DOL Reg. §–2510.3–102 on behalf of, or for the benefit of, employees of one (1) or more Loan Parties; and (b) all tax accounts (including, without limitation, sales tax accounts), accounts used solely for payroll, accounts maintained solely in trust for the benefit of third parties and fiduciary purposes, escrow accounts, zero balance or swept accounts, and employee benefit accounts (including 401(k) accounts and pension fund accounts), in each case of this clause (b), so long as such account is used solely for such purpose.

SCHEDULE B

Publicly Filed Litigation/Arbitration Including Commercial Tort Claims

1.	Sorrento Therapeutics, Inc. v. NantPhama, LLC, Case No. 23STCP00295 (LA Superior Court filed Feb 2, 2023)

2.	Sorrento Therapeutics, Inc. v. NantCell, Inc., et. al, Case No. 19STCV11328 (filed April 3, 2019)

3.	Immunotherapy NANTibody, LLC, et al. v. Sorrento Therapeutics, Inc., et. al, Case No. 19STCV18304 (filed May 24, 2019)

4.	Sorrento Therapeutics, Inc. v. Patrick Soon-Shiong, Case No. 20STCV08789 (filed March 3, 2020)

5.	Sorrento Therapeutics, Inc. v. NantPharma, LLC, Case No. 23STCP00295 (LA Superior Court filed Feb 2, 2023)

6.	Sorrento Therapeutics, Inc., et al. v. Miao, et al., Case No. 37-2018-00032934 (filed July 2, 2018 S.D. Superior Court)

7.	Sorrento Therapeutics, Inc., et al. v. Li, et al., Case No. 37-2021-00026791 (filed June 21, 2021 S.D. Superior Court)

8.	Sorrento Therapeutics, Inc., et al. v. Li, et al., CAUSE NO: FSD 183 OF 2022 (CRJ) (Grand Court of the Cayman Islands)

9.	Sorrento Therapeutics, Inc. v. CBC Group Investment Mgm’t, HKIAC/A21102 (Hong Kong International Arbitration Centre)

10.	Sorrento Therapeutics, Inc. v. Deverra Therapeutics, Inc. et al., Case No. 37-2022-00034031-CU-BC-CTL (San Diego Superior Court)